Exhibit 32.1

ENANTA PHARMACEUTICALS, INC.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Enanta Pharmaceuticals, Inc. (“Enanta”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Enanta for the three and nine months ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Enanta.

Dated: August 10, 2015	By:	/s/ Jay R. Luly, Ph.D.
Jay R. Luly, Ph.D.
Chief Executive Officer

Dated: August 10, 2015	By:	/s/ Paul J. Mellett
Paul J. Mellett
Chief Financial Officer